Exhibit 99.1

Avalon GloboCare Announces Strategic Transformation into Agentic AI Software Company; Rebrands as Change Agents Corp.

Company to begin trading tomorrow under new Nasdaq ticker symbol CHGA as it advances its portfolio of agentic AI software platforms, including Beacon and Catch-Up

Company is actively evaluating additional AI software opportunities in other sectors such as defense and security

FREEHOLD, N.J., July 21, 2026 (GLOBE NEWSWIRE) – Avalon GloboCare Corp. (“Avalon” or the “Company”) (NASDAQ: ALBT), a developer of agentic artificial intelligence (“AI”) software solutions, today announced its strategic transformation into an agentic artificial intelligence software company focused on developing agentic AI software-as-a-service (SaaS) applications. In connection with this transformation, the Company is rebranding as Change Agents Corp., including a corporate name change that reflects its evolution into a pure-play AI software company. The new corporate identity builds upon the Company’s acquisition of RPM Interactive and its continued expansion of its agentic AI software platform.

In connection with the rebranding and name change, the Company’s common stock will begin trading effective tomorrow, July 22, 2026, on The Nasdaq Capital Market under the new ticker symbol “CHGA”. The name change, ticker symbol change, and existing CUSIP number do not affect shareholders’ ownership interests, and no action is required by existing shareholders.

The new corporate identity reflects the Company’s transformation from a diversified technology business into an agentic AI software company focused on building intelligent, subscription-based platforms that solve critical business problems and allow consumers to automate content creation.

To provide investors with additional insight into the Company’s strategic transformation and AI growth initiatives, Michael Mathews, Director, Change Agents Corp., recently participated in an interview, where he discussed Change Agents Corp.’s vision, the Beacon and Catch-Up platforms, and the Company’s long-term growth strategy. Investors can watch the full interview here: https://www.youtube.com/watch?v=bmvI-gtW5kE

“Change Agents is more than a new name, it represents our vision for the future,” said Michael Mathews, Director, Change Agents Corp. “We are building agentic AI software products designed to deliver material revenue increases for small businesses, brands, and content creators. As artificial intelligence transforms how businesses market, engage customers, and compete online, we believe our platforms are well positioned to help customers capitalize on this shift while creating sustainable, recurring revenue and long-term value for our shareholders.”

The Company’s current AI software portfolio is centered around two complementary Software-as-a-Service (SaaS) platforms designed to address large and rapidly expanding market opportunities:

●	Beacon, expected to launch in late Q3 2026, is an AI Generative Engine Optimization platform that helps businesses optimize their digital presence for AI-powered search engines. As consumers increasingly rely on AI assistants for recommendations rather than using traditional search engines, Beacon is designed to improve AI discoverability, monitor brand visibility across AI platforms, and help businesses capture new customer opportunities in the emerging AI search economy.

●	Catch-Up, currently in Phase 2 development, is being transformed into a fully autonomous, agentic AI-powered content creation platform. The product is designed for podcasters and social media influencers with very little technical expertise to autonomously generate personalized video content across multiple social media platforms. The platform is being developed in collaboration with Caylent, an Amazon Web Services (AWS) Premier Tier Services Partner.

In addition, the Company is actively evaluating additional AI software solutions to expand its technology portfolio, with a particular focus on high-growth sectors including defense, military, security, and other enterprise applications. By leveraging its expertise in AI, the Company aims to deliver innovative solutions that can address mission-critical challenges while creating new long-term commercial opportunities.

About Change Agents Corp.

Change Agents Corp. (Nasdaq: CHGA) is an artificial intelligence software company focused on developing agentic AI applications designed to help small businesses, brands, and content creators increase revenue, improve digital discoverability, and automate content creation. The Company’s current portfolio includes Beacon, an AI Search Optimization platform, and Catch-Up, an autonomous AI-powered content creation platform. Through its scalable Software-as-a-Service (SaaS) business model, Change Agents is focused on delivering innovative AI solutions that create measurable customer value while generating recurring subscription revenue and long-term shareholder returns.

Change Agents is also distributing the KetoAir™ breathalyzer device a non-invasive consumer breathalyzer that measures ketosis levels and is sold in North America, which is registered with the U.S. Food and Drug Administration as a Class I medical device.

For more information about Change Agents Corp, please visit www.changeagentscorp.com.

Forward-Looking Statements

Certain statements contained in this press release are “forward-looking statements” within the meaning of the federal securities laws. Forward-looking statements are made based on our expectations and beliefs concerning future events impacting the Company and therefore involve several risks and uncertainties. You can identify these statements by the fact that they use words such as “will”, “anticipate”, “estimate”, “expect”, “should”, “may”, and other words and terms of similar meaning or use of future dates; however, the absence of these words or similar expressions does not mean that a statement is not forward-looking. Forward-looking statements provide current expectations of future events based on certain assumptions and include any statement that does not directly relate to any historical or current fact, including statements regarding the Company’s commercialization, distribution and sales of its products and the product’s ability to compete with other similar products. Actual results may differ materially from those indicated by such forward-looking statements as a result of various important factors as disclosed in our filings with the SEC, accessible through the SEC’s website (http://www.sec.gov), including our most recent Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, and Current Reports on Form 8-K filed or furnished with the SEC. In addition to these factors, actual future performance, outcomes, and results may differ materially because of more general factors, including (without limitation) general industry and market conditions and growth rates, economic conditions, and governmental and public policy changes. The forward-looking statements included in this press release represent the Company’s views as of the date of this press release and these views could change. The Company disclaims any obligation to update forward-looking statements. These forward-looking statements should not be relied upon as representing the Company’s views as of any date subsequent to the date of the press release. The contents of any website referenced in this press release are not incorporated by reference herein.

Contact Information:

Change Agents Corp.

ir@changeagentscorp.com

Investor Relations:

Crescendo Communications, LLC

Tel: (212) 671-1020 Ext. 304

CHGA@crescendo-ir.com

3